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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-XXXXX) and related Prospectus of dELiA*s Corp., for the registration of 740,000 shares of its Class A Common Stock of (i) the reference to our firm under the caption "Experts" included in the Registration Statement (Form S-3 No. 333-62354) and of (ii) our report dated March 20, 2001 (except for notes 3, 4, 9 and 14, as to which the date is May 4, 2001) with respect to the consolidated financial statements of dELiA*s Corp. included in its Annual Report (Form 10-K) for the year ended
February 3, 2001 filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

New York, New York
June 15, 2001